Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the special report of Fitness Champs Holdings Limited on Form 20-F as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the United States Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Joyce Lee Jue Hui, Chief Executive Officer, and Chia Nyoke Yee, Financial Controller of Fitness Champs Holdings Limited, each certifies that, to the best of her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Fitness Champs Holdings Limited

Date: May 15, 2026

By:	/s/ Joyce Lee Jue Hui
Name:	Joyce Lee Jue Hui
Title:	Chief Executive Officer

By:	/s/ Chia Nyoke Yee
Name:	Chia Nyoke Yee
Title:	Financial Controller